SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            COVENANT TRANSPORT, INC.
                (Name of Registrant as Specified in its Charter)

                 The Covenant Transport, Inc. Board of Directors
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] Fee  computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:      N/A
    (2) Aggregate number of securities to which transaction applies:         N/A
    (3) Price per unit or other underlying value of transaction computed
        pursuant to Exchange Act Rule 0-11:                                  N/A
    (4) Proposed maximum aggregate value of transaction:                     N/A
    (5) Total Fee paid:                                                      N/A

[ ] Fee paid previously with  preliminary  materials.                        N/A
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:                                              N/A
    (2) Form, Schedule or Registration Statement No.:                        N/A
    (3) Filing Party:                                                        N/A
    (4) Date Filed:                                                          N/A

                            COVENANT TRANSPORT, INC.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001


To Our Stockholders:

         The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Covenant Transport, Inc., a Nevada corporation (the "Company"), will be held at the Company, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. Eastern Time, on Thursday, May 17, 2001, for the following purposes:

         1. To consider and act upon a proposal to elect seven (7) directors of the Company;

         2. To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for 2001;

         3. To consider and act upon a proposal to reserve an additional 1,003,034 shares of the Company's Class A Common Stock for issuance under the Company's Incentive Stock Plan, and adopt an amended and restated plan; and

         4. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

         The foregoing matters are more fully described in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on March 26, 2001, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE
REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

         All Stockholders are cordially invited to attend the Annual Meeting.

                                            By Order of the Board of Directors


                                            /s/ David R. Parker
                                            David R. Parker
                                            Chairman of the Board

Chattanooga, Tennessee 37419
April 9, 2001

                            COVENANT TRANSPORT, INC.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2001


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Covenant Transport, Inc., a Nevada corporation (the "Company"), to be used at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company, 400 Birmingham Highway, Chattanooga, Tennessee 37419 on Thursday, May 17, 2001, at 10:00 a.m. Eastern Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is April 9, 2001.

         The enclosed copy of the Company's annual report for the fiscal year ended December 31, 2000, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

         Only stockholders of record at the close of business on March 26, 2001 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On March 26, 2001, there were issued and outstanding 11,600,166 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 11,600,166 votes on all matters subject to a vote at the Annual Meeting, and 2,350,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the Annual Meeting. The Company has a total of 13,950,166 shares of Common Stock outstanding, entitled to cast an aggregate 16,300,166 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes approximately 1,589,884 shares of Class A Common Stock reserved for issuance under the Company's incentive stock plans, and other arrangements. Holders of unexercised options are not entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

         All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. If no direction is specified by the Stockholder, the proxy will be voted "For" the proposals as specified in this notice and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, the Stockholders will elect seven directors to serve as the Board of Directors until the 2002 Annual Meeting of the Stockholders of the Company or until their successors are elected and qualified. The Company currently has seven directors: David R. Parker, Michael W. Miller, R.H. Lovin, Jr., William T. Alt, Robert E. Bosworth, Hugh O. Maclellan, Jr., and Mark A. Scudder. In the absence of contrary instructions, each proxy will be voted for the election of the existing directors.

Information Concerning Directors and Executive Officers

         Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Covenant Transport, Inc., a Tennessee corporation. All executive officers are elected annually by the Board of Directors.


------------------------------------- ------- -------------------------------------------- -------------------------

                NAME                   AGE                     POSITION                         DIRECTOR SINCE
------------------------------------- ------- -------------------------------------------- -------------------------
David R. Parker                         43    Chairman of the Board, President, Chief                1985
                                              Executive Officer
------------------------------------- ------- -------------------------------------------- -------------------------
Michael W. Miller                       43    Executive Vice President, Chief Operating
                                              Officer, Director                                      1995
------------------------------------- ------- -------------------------------------------- -------------------------
R. H. Lovin, Jr.                        49    Vice President - Administration, Secretary,
                                              Director                                               1994
------------------------------------- ------- -------------------------------------------- -------------------------
Joey B. Hogan                           39    Treasurer and Chief Financial Officer                   NA
------------------------------------- ------- -------------------------------------------- -------------------------
Ronald B. Pope                          56    Senior Vice President - Sales and
                                              Marketing                                               NA
------------------------------------- ------- -------------------------------------------- -------------------------
William T. Alt(1)(2)                    64    Director                                               1994
------------------------------------- ------- -------------------------------------------- -------------------------
Robert E. Bosworth(1)(2)                53    Director                                               1998
------------------------------------- ------- -------------------------------------------- -------------------------
Hugh O. Maclellan, Jr.(1)(2)            61    Director                                               1994
------------------------------------- ------- -------------------------------------------- -------------------------
Mark A. Scudder(2)                      38    Director                                               1994
------------------------------------- ------- -------------------------------------------- -------------------------

-----------------------------

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

         David R. Parker has served as President since founding the Company in 1985 and as Chairman of the Board and Chief Executive Officer since 1994. He has guided the Company's growth from $7.7 million in 1986 to over $552 million in 2000. Mr. Parker was elected to the Board of Directors of the Truckload Carriers' Association in 1994.

         Michael W. Miller has served as the Company's Executive Vice President and Chief Operating Officer since 1997. He previously served as the Company's Vice President - Operations from 1993 to 1997 and in various other positions with the Company from 1987 to 1993. Prior to joining the Company, Mr. Miller operated his own cartage company from 1982 to 1986, served as a terminal manager for Interstate Systems from 1979 to 1982, and held the position of traffic manager for Jackson Manufacturing from 1975 to 1979.

         R. H. Lovin, Jr. has served as the Company's Vice President - Administration since May 1994 and Corporate Secretary since August 1995. Mr. Lovin previously served as the Company's Chief Financial Officer from 1986 to 1994. Before joining the Company, Mr. Lovin served as a comptroller/accountant for Perry Smith Company and Olin Chemical Co.

         Joey B. Hogan, the Company's Treasurer and Chief Financial Officer, joined Covenant in those capacities in August 1997. Prior to joining the Company, Mr. Hogan served as Chief Financial Officer of The McKenzie Companies in Cleveland, Tennessee, a group of privately-owned companies. From 1986 to 1996, Mr. Hogan served in various capacities, including three years as Director of Finance, with Chattem, Inc., a publicly-held company, headquartered in
Chattanooga, Tennessee, involved in the manufacturing and marketing of over-the-counter pharmaceuticals and toiletries products.

         Ronald B. Pope has served as Covenant's Senior Vice President - Sales and Marketing since 1998 and was the Company's Vice President - Sales and Marketing since 1993, having previously served as Covenant's sales manager for the western region since December 1990. Mr. Pope has over 25 years of sales and marketing experience in the trucking industry.

         William T. Alt has engaged in the private practice of law since 1962 and has served as outside counsel to the Company since 1986.

         Robert E. Bosworth has served as a director of the Company since 1998. He is the Vice President of Corporate Finance for the Livingston Company, a merchant bank. From February 1998 until February 2001, Mr. Bosworth was a business and management consultant to various corporations in the Chattanooga area. Prior to February 1998, Mr. Bosworth served for more than five years as Executive Vice President and Chief Financial Officer of Chattem, Inc., a publicly-held company, headquartered in Chattanooga, Tennessee, involved in the manufacturing and marketing of over-the-counter pharmaceuticals and toiletries products. Mr. Bosworth is a director of Chattem, Inc.

         Hugh O. Maclellan, Jr. is President of the Maclellan Foundation, Inc. and serves on the Boards of UnumProvident Corporation and SunTrust Bank, Chattanooga, N.A.

         Mark A. Scudder has been an attorney for more than seven years with Scudder Law Firm, P.C., L.L.O., Lincoln, Nebraska, the Company's outside corporate and securities counsel. Mr. Scudder is a director of UMB Bank Nebraska, N.A., a national bank subsidiary of UMB Financial Corporation, a publicly-traded bank holding company. Mr. Scudder is also a director of Knight Transportation, Inc., a truckload carrier with common stock traded on the Nasdaq National Market. Another principal of Scudder Law Firm, P.C., L.L.O. serves as a director of Swift Transportation Co., Inc., a nationwide truckload carrier with common stock traded on the Nasdaq National Market.

Meetings and Compensation

         Board of Directors. The Board of Directors of the Company held four regularly scheduled meetings and three special meetings during the fiscal year ended December 31, 2000. With the exception of Mr. Maclellan, who missed one regularly scheduled meeting and one special meeting of the Board, one meeting of the Audit Committee, and one meeting of the Compensation Committee, each of the directors attended all meetings held by committees of the Board on which they served, and each of the directors attended all meetings of the Board of Directors. Directors who are not employees of the Company received an annual retainer of $10,000 plus $1,000 per Board of Directors meeting attended in person, $500 per Board of Directors meeting attended by telephone, and reimbursement of expenses incurred in attending such Board meetings. Compensation for each of the non-employee directors in 2000 was $15,500 for each of Messrs. Alt, Bosworth and Mr. Scudder, and $14,000 for Mr. Maclellan. In May 2000, the Board of Directors granted each non-employee director an option to purchase 2,500 shares of the Company's Class A Common Stock, under the Outside Director Stock Option Plan, at $12.1875 per share, the fair market value on the date of the grant. The options immediately vested and must be exercised within ten (10) years of the date of the grant. The option grant was in lieu of an increase in cash compensation.

         Compensation Committee. The Compensation Committee of the Board of Directors met twice during 2000. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Compensation Committee Report on Executive Compensation for 2000 is set forth below. See "Compensation Committee Report on Executive Compensation."

         Audit Committee and Audit Committee Report. The Audit Committee met twice during 2000. Messrs. Alt, Bosworth, Maclellan, and Scudder served as the Audit Committee until May 18, 2000, at which time Mr. Scudder resigned from the Audit Committee. For the balance of 2000, Messrs. Alt, Bosworth, and Maclellan served as the Audit Committee. The responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below. All of the members of the Audit Committee are independent directors, as defined in the NASDAQ Stock Market's Listing Rule 4200. The Audit Committee has been operated pursuant to a written charter detailing its duties since May 18, 2000. The written charter is included as Appendix A to the Proxy Statement. In performing its duties, the Audit Committee, as required by applicable Securities and Exchange Commission rules, issues a report recommending to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K, and certain other matters, including the interpretation of the Company' s outside public accountants. The 2000 Report of the Audit Committee is set forth below.

         The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.

                         Audit Committee Report for 2000

         The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent public accountants who are responsible for conducting an independent audit of the Company's financial statements, in accordance with generally accepted accounting principles, and issuing a report thereon. In performing its duties, the Audit Committee has discussed the Company's financial statements with management and the Company's independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent public accountants. For the fiscal year ended December 31, 2000, the Audit Committee (1) reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, the Company's independent auditors;
(2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61; and (3) received and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                            Audit Committee:
                                            William T. Alt
                                            Robert E. Bosworth
                                            Hugh O. Maclellan, Jr.


         Nominating Committee. The Board does not maintain a standing nominating committee or other committee performing similar functions.

         Compensation Committee Interlocks and Insider Participation. Messrs. Alt, Bosworth, Maclellan, and Scudder served as the Compensation Committee in 2000. None of such individuals has been an officer or employee of the Company. Mr. Scudder's law firm serves as the Company's corporate and securities counsel and earned approximately $261,756 in fees for legal services during 2000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2000, the Company engaged in several transactions with Clyde M. Fuller, a holder of approximately 11.5% of the Company's outstanding Common Stock. He is the stepfather of David R. Parker and is employed by the Company at a nominal salary. The terms of all transactions were negotiated by Mr. Fuller and Mr. Parker. Tenn-Ga Truck Sales, Inc., a corporation wholly owned by Mr. Fuller, purchased used tractors from the Company for approximately $2.0 million during 2000, and leased revenue equipment to the Company for approximately $700,000. The price paid for the used tractors was the same offer the Company had received from the equipment manufacturer and the Company believes it represented fair market value. J-Mar Truck Lines, Inc. ("J-Mar"), a corporation wholly owned by Mr. Fuller, purchased used trailers from the Company for approximately $1.4 million in March of 2000, in exchange for an interest-bearing promissory note which was repaid in full in November 2000. The purchase price was higher than the offer received from the equipment manufacturer, and the Company believes it represented fair market value. In June 2000, the Company elected to lease the trailers from J-Mar in the amount of approximately $227,200. In November 2000, due to an increased operational need arising from the CTS acquisition, the Company elected to repurchase the trailers from J-Mar in the amount of approximately $1.3 million. In February 2000, the Company sold approximately 2.5 acres of land to Mr. Fuller for $88,000 in the form of a non-interest-bearing promissory note with an 18-month term. The Company also paid a bonus of approximately $500,000 to Mr. Fuller for his services in negotiating a favorable tractor purchase and trade package during 2000.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the four other named executive officers of the Company (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999, and 1998.

                           Summary Compensation Table
-------------------------- ------ ------------------------------------------ ------------------------------------ ------------------
                                                                                   Long Term Compensation
                                                                             ------------------------------------
                                              Annual Compensation                    Awards            Payouts
                                  ------------------------------------------ ----------------------- ------------
                                                                                          Securities
                                                                             Restricted   Underlying
   Name and Principal                                        Other Annual      Stock       Options       LTIP         All Other
       Position             Year     Salary      Bonus(1)   Compensation(2)    Award(s)     (#)(1)      Payouts     Compensation(3)
-------------------------- ------ ------------ ----------- ----------------- ----------- ----------- ------------ ------------------
David R. Parker            2000      $509,135       -             -              -          120,000       -            $5,407
Chairman, President, and   1999      $496,875    $216,176         -              -           17,206       -            $9,376
Chief Executive Officer    1998      $487,500    $172,813         -              -           18,250       -            $8,828
-------------------------- ------ ------------ ----------- ----------------- ----------- ----------- ------------ ------------------
Michael W. Miller
Executive Vice President   2000      $241,250       -          $27,600           -           60,000       -               -
and Chief Operating        1999      $226,912     $98,938         -              -           13,298       -               -
Officer                    1998      $179,210     $86,000         -              -           10,000       -               -
-------------------------- ------ ------------ ----------- ----------------- ----------- ----------- ------------ ------------------
Ronald B. Pope             2000      $145,193       -             -              -           30,000       -               -
Senior Vice                1999      $124,016     $54,656         -              -            9,322       -               -
President-Sales/Marketing  1998      $108,323     $39,926         -              -           10,000       -               -
-------------------------- ------ ------------ ----------- ----------------- ----------- ----------- ------------ ------------------
R. H. Lovin, Jr.           2000      $113,879       -          $13,200           -           40,000       -               -
Vice President-            1999      $106,732     $47,336         -              -            9,078       -               -
Administration             1998      $102,891     $39,414         -              -            7,500       -               -
-------------------------- ------ ------------ ----------- ----------------- ----------- ----------- ------------ ------------------
Joey B. Hogan              2000      $166,539       -             -              -           50,000       -               -
Chief Financial Officer    1999      $155,770     $68,157         -              -           12,272       -               -
and Treasurer              1998      $136,732     $56,250         -              -           10,000       -               -
-------------------------- ------ ------------ ----------- ----------------- ----------- ----------- ------------ ------------------

-----------------------------------


(1) No bonus was paid in 2000. For prior years, amount reflects cash portion of bonus earned by the Named Officer during the fiscal year covered. In 1999, the cash portion is equal to 75% of the bonus earned under the Named Officers' bonus program. In accordance with the program, the remaining 25% was paid through issuance of immediately exercisable stock options at the rate of an option on 100 shares for each $1,000 of bonus payment foregone. For 1999, the Named Officers received options under the bonus program, with no market value at February 29, 2000 (the date of the grant), to purchase the following number of shares of Class A Common Stock: David Parker - 7,206; Michael Miller - 3,298; Joey Hogan - 2,272; Ronald Pope - 1,822; and R.H. Lovin, Jr. - 1,578.
(2) For all Named Officers other than Michael W. Miller and R.H. Lovin, Jr., other annual compensation did not exceed 10% of such Named
         Officer's total salary for any reported year. The amounts listed for Messrs. Miller and Lovin reflect the amount of the Company car allowance for each.
(3) Reportable portion of premiums paid on split-dollar life insurance policies.

The following table lists stock options granted to the Named Officers during the fiscal year ended December 31, 2000. The Company has not granted any stock appreciation rights ("SARs").


---------------------------------------------------------------------------------------------------------------------------
                                          Option/SAR Grants in Last Fiscal Year
---------------------------------------------------------------------------------------------------------------------------
                                                                                                   Potential realizable
                                                                                                 value at assumed annual
                                                                                                   rates of stock price
                                                                                                 appreciation for option
                                      Individual Grants                                                    term
----------------------------------------------------------------------------------------------- ---------------------------
                            Number of                                 Exercise
                           securities         Percent of total         or base     Expiration
          Name             underlying     options/SARs granted to       price         Date        5% ($)        10% ($)
                             options      employees in fiscal year     ($/Sh)
                           granted (#)
------------------------- -------------- --------------------------- ------------ ------------- ------------ --------------
David R. Parker                   7,206                                   13.125    02/29/2010       59,478        150,735
                                 10,000            20.7%                 12.1875    05/18/2010       76,650        194,245
                                110,000                                     8.00    07/27/2010      553,410      1,402,500
------------------------- -------------- --------------------------- ------------ ------------- ------------ --------------
Michael W. Miller                 3,298                                   13.125    02/29/2010       27,222         68,988
                                 10,000            10.3%                 12.1875    05/18/2010       76,650        194,245
                                 50,000                                     8.00    07/27/2010      251,550        637,500
------------------------- -------------- --------------------------- ------------ ------------- ------------ --------------
Ronald B. Pope                    1,822                                   13.125    02/29/2010       15,039         38,113
                                  7,500             5.2%                 12.1875    05/18/2010       57,487        145,684
                                 22,500                                     8.00    07/27/2010      113,198        286,875
------------------------- -------------- --------------------------- ------------ ------------- ------------ --------------
R.H. Lovin, Jr.                   1,578                                   13.125    02/29/2010       13,025         33,009
                                  7,500             6.8%                 12.1875    05/18/2010       57,487        145,684
                                 32,500                                     8.00    07/27/2010      163,508        414,375
------------------------- -------------- --------------------------- ------------ ------------- ------------ --------------
Joey B. Hogan                     2,272                                   13.125    02/29/2010       18,753         47,526
                                 10,000             8.5%                 12.1875    05/18/2010       76,650        194,245
                                 40,000                                     8.00    07/27/2010      201,240        510,000
------------------------- -------------- --------------------------- ------------ ------------- ------------ --------------


       The following table demonstrates that no options under the Plan were exercised during the fiscal year ended December 31, 2000, by the Named Officers.


--------------------------------------------------------------------------------------------------------------------------
                        Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
--------------------------------------------------------------------------------------------------------------------------
                                                         Number of Securities
                              Shares                  Underlying Unexercised Options        Value of Unexercised
                             Acquired                      at Fiscal Year End                   In-the-Money
                                on         Value                  (#)                  Options at Fiscal Year End(1) ($)
                             Exercise   Realized   ---------------------------------- ----------------------------------
        Name                   (#)          ($)        Exercisable      Unexercisable      Exercisable     Unexercisable
-------------------------- ------------ ------------ --------------- ------------------ ---------------- -----------------
David R. Parker                -0-          -0-         129,705           159,501              0             302,500
-------------------------- ------------ ------------ --------------- ------------------ ---------------- -----------------
Michael W. Miller              -0-          -0-          57,297           75,001               0             137,500
-------------------------- ------------ ------------ --------------- ------------------ ---------------- -----------------
Ronald B. Pope                 -0-          -0-          28,988           40,334               0              61,875
-------------------------- ------------ ------------ --------------- ------------------ ---------------- -----------------
R. H. Lovin, Jr.               -0-          -0-          45,078           50,500               0              89,375
-------------------------- ------------ ------------ --------------- ------------------ ---------------- -----------------
Joey B. Hogan                  -0-          -0-          27,271           70,001               0             110,000
-------------------------- ------------ ------------ --------------- ------------------ ---------------- -----------------


(1) Based on the $10.75 closing price of the Company's Class A Common Stock on December 29, 2000.

         The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

         The Company currently does not have any employment, severance, or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. The Board of Directors has the authority to extend similar rights to holders of additional awards under the Plan.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

         The approach to determining executive compensation generally consists of three elements: base salary, annual stock option grants, and an annual bonus. For 2000, the Chief Executive Officer participated in the same program as the other executive officers and was evaluated on the same basis as the other executive officers. The Compensation Committee believes that the annual bonus program directly links corporate performance to executive compensation. The Compensation Committee also believes that the annual stock option grants and the stock-based component of the annual bonus indirectly link executive compensation to corporate performance to the extent corporate performance is reflected in the Company's stock price.

         The Compensation Committee has reviewed the base salaries of its executive officers and believes such salaries are nearly comparable to those earned by similarly-situated executives. Under the executive compensation program, increases in base salaries are intended to slow after executives reach target salaries identified by the Compensation Committee. The Compensation Committee may adjust the targets as executives assume additional responsibilities. In 2000, the Company continued to move Mr. Miller and Mr. Hogan toward their target salaries. Mr. Parker's salary, which had essentially remained the same since the Company's initial public offering in 1994, was increased to $525,000 in May of 2000.

         The annual stock option element of the compensation program provides that each executive will be granted an annual stock option to purchase up to 10,000 shares of the Company's Class A Common Stock at the market price on the date of the annual meeting under the Company's incentive stock plan for key employees. In July 2000, the Board of Directors accelerated the vesting schedule of certain stock options granted in years 1998, 1999, and 2000 to vest ratably over three years and expire ten years from the date of grant. Certain options granted prior to 1998 vest ratably over five years and expire ten years from the date of grant. The Compensation Committee believes that a multi-year granting and vesting schedule will encourage the executives to remain with the Company.

         During 2000, the Compensation Committee accelerated the vesting schedule for stock options granted in 1998, 1999, and 2000, and awarded a one time stock option grant as an incentive for senior management. This action was in addition to the usual compensation formula utilized by the Compensation Committee, to acknowledge that the trucking industry's current difficult operating climate has not resulted in adequate reward for sustained effort.

         The annual bonus element of the compensation program permits the executives to earn a percentage of their salary based upon the achievement of individual and corporate goals for that year. For senior management, 60% to 75% of the bonus is based upon attaining or exceeding the earnings per share target established at the beginning of the year. The remainder of the bonus is based upon achieving certain individual goals that are established at the beginning of each year. The Board of Directors establishes the goals for the Chief Executive Officer, and the Chief Executive Officer establishes the goals for the rest of the executives.

         The initial bonus amounts for the executives are adjusted up or down based upon the Company's ranking among its peer group of companies in the following performance measures: revenue growth, earnings per share growth, pretax margin, and return on average equity. The peer group identified by the Compensation Committee consists of Swift Transportation, Werner Enterprises, M.S. Carriers, U.S. Xpress Enterprises, and Transport Corp. of America. The annual bonus for senior management is limited to 75% of the executive's base salary. The Company must achieve its earnings per share goal for any individual bonus to be paid. There is an exception for individual goal bonuses to be paid if the Company achieves at least a threshold percentage of the earnings per share goal and ranks first or second in its peer group.

         The executives currently must accept at least 25% of their annual bonus in the form of stock-based compensation and may choose to receive up to 100% of the bonus in the form of stock-based compensation. The Compensation Committee believes that this bonus program provides incentives to grow earnings per share, achieve individual goals, and perform at or above the level of peer companies. For 2000, the Company was ranked third of six by the Compensation Committee among its peer group in the designated performance measures and each of the Named Officer executives met at least 75% of his established personal goals. However, the Company did not achieve the designated percentage of its earnings per share goal. Accordingly, no bonuses were earned for 2000.



                                            Compensation Committee

                                            William T. Alt
                                            Robert E. Bosworth
                                            Hugh O. Maclellan, Jr.
                                            Mark A. Scudder

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of March 20, 2001, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Officer of the Company, and by all directors and executive officers of the Company as a group.


                                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------
                                                                               Amount & Nature of
                                                                                   Beneficial
    Title of Class              Name of Beneficial Owner(1)                       Ownership(2)          Percent of Class
----------------------- ------------------------------------------------------ -------------------- --------------------------
                                                                                                        36.17% of Class A
  Class A & Class B     David R. Parker &                                                               100.0% of Class B
        Common          Jacqueline F. Parker                                      6,545,758(3)           46.92% of Total
----------------------- ------------------------------------------------------ -------------------- --------------------------
    Class A Common      Michael W. Miller                                            65,924                     *
----------------------- ------------------------------------------------------ -------------------- --------------------------
    Class A Common      R. H. Lovin, Jr.                                             49,250                     *
----------------------- ------------------------------------------------------ -------------------- --------------------------
    Class A Common      Joey B. Hogan                                                40,949                     *
----------------------- ------------------------------------------------------ -------------------- --------------------------
    Class A Common      Ronald B. Pope                                               37,778                     *
----------------------- ------------------------------------------------------ -------------------- --------------------------
                        William T. Alt
                        300 Forest Avenue
    Class A Common      Chattanooga, TN  37405                                        7,000                     *
----------------------- ------------------------------------------------------ -------------------- --------------------------
                        Hugh O. Maclellan, Jr.
                        501 Provident Building
    Class A Common      Chattanooga, TN  37402                                       28,200                     *
----------------------- ------------------------------------------------------ -------------------- --------------------------
    Class A Common      Mark A. Scudder(4)                                           11,650                     *
----------------------- ------------------------------------------------------ -------------------- --------------------------
                        Robert E. Bosworth(5)
                        174 Meadow Pond Run
    Class A Common      Lookout Mountain, GA  30750                                  29,700                     *
----------------------- ------------------------------------------------------ -------------------- --------------------------
                                                                                                        13.86% of Class A
    Class A Common      Clyde M. Fuller(6)                                          1,607,500            11.52% of Total
----------------------- ------------------------------------------------------ -------------------- --------------------------
                                                                                                        9.03% of Class A
    Class A Common      Dimensional Fund Advisors Inc.(7)                           1,047,200            7.51% of Total
----------------------- ------------------------------------------------------ -------------------- --------------------------
                                                                                                        9.43% of Class A
    Class A Common      FMR Corp.(8)                                                1,094,200            7.84% of Total
----------------------- ------------------------------------------------------ -------------------- --------------------------
  Class A & Class B     All directors and executive officers as a group
        Common          (9 persons)                                                 6,816,209            48.86% of Total
----------------------- ------------------------------------------------------ -------------------- --------------------------

---------------------


*        Less than one percent (1%).
(1) The business address of Mr. and Mrs. Parker, Mr. Lovin, Mr. Hogan, Mr. Pope, Mr. Miller, and Mr. Fuller is 400 Birmingham Highway, Chattanooga, TN 37419.
(2) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares of Class A Common Stock beneficially owned includes the following shares underlying stock options that are exercisable or will become exercisable within 60 days following March 20, 2001: Mr .Parker - 133,038; Mr. Miller - 60,630; Mr. Lovin - 47,578; Mr. Pope - 31,488; Mr. Hogan - 35,604; Mr. Alt -
         7,000; Mr. Maclellan - 7,000; Mr. Scudder - 7,000; and Mr. Bosworth - 7,000. The beneficial ownership also includes the following shares held by the Named Officer in the Company's 401(k) Plan: Mr. Parker - 7,720; Mr. Miller - 5,294; Mr. Lovin - 1,672; Mr. Hogan 1,945; and Mr. Pope - 6,190.
(3) Includes 4,055,000 shares of Class A Common Stock and 2,350,000 shares of Class B Common Stock, of which are all owned by Mr. and Mrs. Parker as Joint Tenants with Rights of Survivorship, except 200,000 shares of Class A Common Stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are general partners. Also includes 133,038 shares of Class A Common Stock underlying stock options granted to Mr. Parker that are exercisable or will become exercisable within 60 days following March 20, 2001, and 7,720 shares held by Mr. Parker in the Company's 401(k) Plan.
(4) Mr. Scudder's business address is 411 S. 13th Street, Suite 200, Lincoln, NE 68508. His holdings include 200 shares of Class A Common Stock held as custodian for a minor child under the Uniform Gifts to Minors Act, as to which beneficial ownership is disclaimed. Also includes 7,000 shares of Class A Common Stock underlying stock options granted to Mr. Scudder that are exercisable or will become exercisable within 60 days of March 20, 2001.
(5) Mr. Bosworth's holdings include 22,700 shares of Class A Common Stock held by Hamico, Inc., a charitable foundation for which Mr. Bosworth serves as director and executive officer. Mr. Bosworth disclaims beneficial ownership of all such shares held by Hamico, Inc. Also includes 7,000 shares of Class A Common Stock underlying stock options granted to Mr. Bosworth that are exercisable or will become exercisable within 60 days of March 20, 2001.
(6) Includes 1,575,000 shares of Class A Common Stock and 32,500 shares of Class A Common Stock underlying exercisable stock options.
(7) As reported on Form 13G filed with the SEC February 2, 2001. The business address of Dimensional Fund Advisors Inc., a Delaware corporation, is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(8) As reported on Form 13G filed with the SEC February 13, 2001. The business address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. Includes 361,000 shares beneficially owned by Fidelity
         Management Trust Company, and 733,200 shares beneficially owned by Fidelity Management & Research Company.

                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR COVENANT TRANSPORT, INC.

         The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking &
Transportation  Stocks  commencing  December 29, 1995,  and ending  December 29,
2000.

                            GRAPH WAS CENTERED HERE
                                IN PRINTED FORM


                                           Legend
Symbol       CRSP Total Returns Index for:             12/1995   12/1996   12/1997   12/1998   12/1999   12/2000
------       -----------------------------             -------   -------   -------   -------   -------   -------
--------- #  Covenant Transport, Inc.                   100.0     119.8     127.1     149.0     144.8       89.6
--- - --- *  Nasdaq Stock Market (US Companies)         100.0     128.0     150.7     212.5     394.9      237.6
- - - - - ^  Nasdaq Trucking & Transportation Stocks    100.0     110.4     141.3     127.1     122.8      111.7
             SIC 3700-3799, 4200-4299, 4400-4599, 4700-4799 US & Foreign


Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all serives was set to $100.0 on 12/29/1995.


Prepared  by CRSP  (www.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

The stock performance graph assumes $100 was invested on December 29, 1995. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US & Foreign. The Company will provide the names of all companies in such index upon request.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year, except that a Form 5 for Clyde Fuller with respect to a grant of stock options which occurred in July 2000, was not filed until March of 2001.

                                   PROPOSAL 2
                    RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as independent public accountants for the Company since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                       Fiscal Year 2000 Audit Fee Summary

         During fiscal year 2000, PricewaterhouseCoopers LLP provided services in the following categories to the Company, and the Company paid the following amounts to PricewaterhouseCoopers LLP:

         Financial information audit fees                     $ 94,300
         System design & implementation fees                  $ 0
         All other fees                                       $ 196,700

The Audit Committee has considered whether the provision of non-audit services by the Company's auditor is compatible with maintaining auditor independence.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                                   PROPOSAL 3
              APPROVAL OF AMENDED AND RESTATED INCENTIVE STOCK PLAN

Description of Plan

         In August 1994, the Company's Board of Directors and stockholders adopted an Incentive Stock Plan (the "Plan") to attract and retain executive personnel and other key employees and motivate them through incentives that are aligned with the Company's goals of increased profitability and stockholder value. The Company adopted amendments to the Plan on August 15, 1996, May 20, 1999, and July 27,2000. Awards may be in the form of incentive stock options, non-qualified stock options, restricted stock awards, or any other awards of stock consistent with the Plan's purpose. The Plan is administered by the Board of Directors or a committee that may be appointed by the Board of Directors. All employees are eligible for participation, and actual participants in the Plan are selected from time-to-time by the administrator. The administrator may substitute new stock options for previously granted options. No awards of incentive stock options may be made after the period under applicable provisions of the Internal Revenue Code. In 1999, stockholders approved an amendment to the Plan to increase the shares of Class A Common Stock reserved for issuance pursuant to the Plan to 1,300,000. To date, 1,296,966 shares remain reserved for stock issuance pursuant to the Plan. The Company has awarded options and other grants (less cancellations) covering approximately 1,192,610 of such shares, including 683,676 shares underlying options and other grants to its executive officers.

Plan Amendment and Restatement

         The proposed Amendment and Restatement of the Plan (the "Amended and Restated Plan") would amend the Plan to reserve an additional 1,003,034 shares of Class A Common Stock for issuance, bringing the total number of shares subject to the Amended and Restated Plan to 2,300,000, and restate the Plan to incorporate the prior amendments and the proposed amendment. The Amended and Restated Plan is included as Appendix B to the Proxy Statement. The Board of Directors has unanimously recommended approval of Proposal 3 and believes that the ability to offer additional equity incentives is important to providing compensation that aligns the interests of employees and stockholders. The market price of the stock as of December 31, 2000, was $10.75, which results in the stock underlying the entire additional 1,003,034 shares covered by the Amended and Restated Plan having a market value of $10.8 million at such date.

Federal Income Tax Consequences for Incentive Stock Options

         Options granted as an incentive stock option ("ISO") are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") for special tax treatment. Neither the grant of the ISO nor the exercise of the ISO by a participant ("Optionee") will result in the recognition of taxable income to the Optionee. However, the exercise of an ISO will result in an item of tax preference to an Optionee potentially subject to the alternative minimum tax. The ultimate sale or other disposition by the Optionee of the shares obtained upon exercise of the ISO will result in capital gain or loss equal to the difference between the fair market value on the date of sale and the exercise price. The Company will not have a deduction with regard to the ISO at the time of the grant, the exercise or the ultimate sale of the shares. Notwithstanding the foregoing, if an Optionee sells or disposes of the shares prior to two years after the date of the grant of the ISO or one year after the date of the exercise, the Optionee will recognize compensation income on the sale to the extent the value on the date of exercise exceeded the exercise price. The excess of the amount received on the sale over the value on the date of exercise will be capital gain. In the case of such a disqualifying disposition of shares, the Company may deduct the amount of income recognized as compensation income. A person entitled to exercise the ISO after the death of an Optionee may sell the stock obtained on the exercise of an option at any time without regard to the normal holding requirements. In addition to the foregoing federal tax considerations, the exercise of an ISO and the ultimate sale or other disposition of the shares acquired thereby will in most cases be subject to state income taxation.

Federal Income Tax Consequences for Nonstatutory Stock Options

         An Optionee does not realize any compensation income upon the grant of a Nonstatutory Stock Option ("NSO"). Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of an NSO, an Optionee realizes and must report as compensation income an amount equal to the difference between the fair market value of the securities on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount as the Optionee reports as compensation income, provided the Company withholds federal income tax in accordance with the Code and applicable Treasury regulations. In addition to the foregoing federal tax considerations, the exercise of an Option and the ultimate sale or other disposition of the shares of Common Stock acquired thereby will in most cases be subject to state income taxation.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3 TO AMEND AND RESTATE THE INCENTIVE STOCK PLAN TO RESERVE AN ADDITIONAL 1,003,034 SHARES OF CLASS A COMMON STOCK FOR ISSUANCE TO PARTICIPANTS, FOR A TOTAL OF 2,300,000 SHARES.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2002 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 15, 2001, to be included in the Company's proxy material related to that meeting.

                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                            Covenant Transport, Inc.


                                            /s/ David R. Parker
                                            David R. Parker
                                            Chairman of the Board

April 9, 2001

                                   Appendix A

                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                            COVENANT TRANSPORT, INC.

                                  May 12, 2000

                                    Recitals.

                  On February 8, 1999, the Securities and Exchange  Commission's
Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees (the "Blue Ribbon Committee") issued a report containing recommendations for improving the effectiveness of corporate audit committees. The Blue Ribbon Committee directed its recommendations to the Securities and
Exchange  Commission  (the  "Commission"),  the New  York  Stock  Exchange  (the
"NYSE"), the American Stock Exchange (the "AMEX"), the National Association of Securities Dealers (the "NASD"), and the Auditing Standards Board (the "ASB") (collectively, the "Regulatory Authorities"). In response to its recommendations, the Regulatory Authorities have adopted new rules and amended existing rules pertaining to corporate audit committees.

                  The Board of Directors (the "Board") of Covenant Transport, Inc., a Nevada corporation (the "Company"), in response to actions taken by the Regulatory Authorities, now adopts this Amended and Restated Audit Committee Charter (this "Charter"). This Charter describes the duties and responsibilities of the Company's audit committee (the "Audit Committee") and grants the Audit Committee the authority necessary to perform its oversight responsibility.

                                    Charter.

                  1. Purpose of Audit Committee. The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to ensure the fairness and accuracy of the Company's financial statements and to ensure the existence of appropriate internal financial controls, and the independence of the independent public accountant's engaged to audit the Company's financial statements (the "external auditors"), and to render the reports required of the Audit Committee pursuant to Item 306 of Regulation SK, and to allow the Company to make the disclosures required by Item 7(e)(3) of Schedule 14(A) and related Commission regulations.

                  2. Qualifications of Audit Committee. The Audit Committee shall consist of not less than three nor more than five directors, each of whom meets the definition of an "independent director" specified by Rule 4200 of the NASDAQ Stock Market, Inc.'s listing requirements, unless exceptional circumstances exist that under NASDAQ listing requirements would allow the Audit Committee to include one non-independent director member, who may not be either a current employee or immediate family member of a current employee. Each member of the Audit Committee shall be generally familiar with the general requirements of financial reporting.

                  3. Duties of the Audit Committee. Subject to the second sentence of Paragraph 10, the Audit Committee will perform the following duties in the manner and priority the Audit Committee determines, in its discretion, to be appropriate under the circumstances:

                  (a) Review the Company's earnings statements with management and with the Company's external auditors prior to the release of such statements to the public;

                  (b) Assure that the Company's interim financial statements are reviewed by the Company's external auditors, as required by Item 3 10(b) of Regulation SK, prior to the filing of such interim financial statements with the Commission as part of the Company's report on Form 10-K;

                  (c)  Review  and  discuss  the  Company's   audited  financial
statements with management;

                  (d) Review and discuss the Company's audited financial statements with the Company's external auditors and shall review those matters required to be discussed by SAS-61, as modified or supplemented from time to time;
                  (e) Receive the written disclosures and the letter from the Company's external auditors required by Independent Standards Board's Standard No. 1, as modified or supplemented, discuss with the external auditors their independence, and review all audit and other services performed by the external auditors for the Company to assure that such services do not compromise the external auditors' independence;

                  (f) Review annually the scope of the external auditors' work, including any non-auditing or consulting services;

                  (g) Review with the Company's external auditors all adjustments made to the Company's audited financial statements, including a reconciliation of any adjustments made in the audited financial statements from the Company's quarterly interim financial statements;

                  (h) Review with management and the Company's external auditors any significant financial reporting issues or judgments called for in connection with the preparation of the Company's financial statements, including the
adequacy  and  appropriateness  of  any  reserves,   policies  relating  to  the
recognition of revenue, the quality and appropriateness of the Company's accounting principles, and any other matters which, in its judgment, or the judgment of the Company's external auditors, could have a material impact on the Company's financial statements;

                  (i) Meet with the Company's external auditors and with management to review and assess any material financial risk exposure to the Company and the steps management has or plans to take to monitor and control financial risk;

                  (j) Review with the Company's external auditors and management the adequacy of the Company's internal financial controls and reporting systems;

                  (k) Confer with the Company's external auditors about any matters described in Section 10A of the Securities and Exchange Act of 1934 that may have come to the attention of the external auditors;

                  (1) Review any major changes to the Company's auditing and accounting policies and practices suggested by the Company's external auditors or by management. (In undertaking the duties specified herein, in communications with the Company's external auditors, the Audit Committee will, in accordance with SAS-6 1, communicate with the external auditors with respect to (1) methods used to account for significant or unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates, and the basis for the auditors conclusions regarding the reasonableness of those estimates; and (4) disagreements with management, if any, over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the Company's financial statements);

                  (m) Recommend annually the selection and engagement of the Company's external auditors and review their fees and the proposed scope and plan of the annual audit;

                  (n) Review the external auditors' management letter and consider any comments made by the external auditors with respect to improvements in the internal accounting controls of the Company, consider any corrective action recommended by the external auditors, and review any corrective action taken by management;

                  (o) Review and devote attention to any areas in which management and the Company's external auditors disagree and determine the reasons for such disagreement;

                  (p) Review the performance of the external auditors and, if appropriate, recommend that the Board replace any external auditor failing to perform satisfactorily;

                  (q) Review the performance of the Company's Chief Financial Officer and Controller;

                  (r) Review any difficulties any external auditor may have encountered with respect to performance of an audit, including, without limitation, any restrictions placed upon the scope of the audit on access to information, or any changes in the proposed scope of the audit;

                  (s) Provide, as part of the Company's proxy filed pursuant to Regulation 14A or 14C, as applicable, the report required by Item 306 of Regulation SK and cause a copy of that report to be included annually in the Company's proxy solicitation materials;

                  (t) Periodically review the adequacy of this Charter and make recommendations to the Board with respect to any changes in this Charter.

                  4. Access to Information. In order to perform its obligations, the Audit Committee shall have unrestricted access to all relevant internal and external Company information and to any officer, director or employee of the Company.

                  5. Employee Access to Audit Committee. Any person employed by the Company and any of the Company's independent contractors will have access to the Audit Committee to report any matter which such person believes would be of interest to the AuditCommittee or of general concern to the Audit Committee or the Board. Contacting a member of the Audit Committee to report any irregularity, questionable activity, or other matter will not subject the person making the report to discipline.

                  6. Frequency of Meetings.

                  (a) The Audit Committee will meet each quarter prior to the release of the Company's earnings statements to review the earnings release. In addition, the Audit Committee will convene if a meeting is noticed by its Chairman, any member of the Audit Committee, any member of the Board, the Chief Financial Officer, or the Chief Executive Officer.

                  (b) The  Audit  Committee,  at least  once a year,  will  meet
privately   with  the  Company's   external  and  internal   auditors,   and  no
representative of the Company's management shall attend such meetings.

                  7. Access to Legal Counsel. The Audit Committee, at its request, shall have access to the Company's outside legal counsel, and, if requested, to its own independent legal counsel. The Company will pay for the cost of any such legal counsel.

                  8. Meeting Procedures.

                  (a) Members of the Audit Committee shall endeavor to attend all meetings of the Audit Committee. The Audit Committee may meet telephonically or in person and may take action upon the written consent of all members. A majority of the Audit Committee will constitute a quorum for all purposes.

                  (b) Written minutes will be maintained for each meeting of the Audit Committee.

                  9. Other Duties. The Audit Committee will perform such other duties as the Board may assign to it.

                  10. Limitation of Audit Committee Duties. The Audit Committee is not an investigative committee of the Board and shall have no investigative duties unless expressly assigned to the Audit Committee by the Board. The Audit Committee will exercise its business judgment in performing its duties under this Charter, including the duties outlined in Paragraph 3, and may emphasize and prioritize those duties and responsibilities set forth above which the Committee, in its discretion and judgment, believes are the most important, given the particular circumstances. It is not the duty of the Audit Committee to undertake the audit of the Company itself, to plan the audit, or to undertake any of the responsibilities of the Company's internal or external auditors. The Audit Committee is not required to follow the procedures required of auditors in performing reviews of interim financial statements or audited financial statements. In performing its functions, the Audit Committee may rely upon information provided to it by management, by the Company's internal and external auditors, or by legal counsel. This Charter imposes no duties on the Audit Committee or its members that are greater than those duties imposed by law upon a director of a Nevada corporation under Section 78.138 of the Nevada General Corporation Law. If any claim is asserted against the Audit Committee, any of its members or the Company by a stockholder or any other person, nothing in this Charter shall be construed to limit or restrict any defense available to the Audit Committee, any of its members, or the Company.

                                   Appendix B

                            COVENANT TRANSPORT, INC.
                              INCENTIVE STOCK PLAN
                              Amended and Restated
                               as of May 17, 2001


                                    ARTICLE I
                                     GENERAL

        1.1 Purpose: The purpose of the Covenant Transport, Inc. Incentive Stock Plan (the "Plan") is to attract and retain the best available executive personnel and other key employees who are primarily responsible for the management, growth and success of the business, and to provide an incentive for such employees to exert their best efforts on behalf of Covenant Transport, Inc., its subsidiaries and its stockholders.

        1.2 Establishment and Approval of Plan: Covenant Transport, Inc., a Nevada corporation, (the "Corporation") adopted this Incentive Stock Plan, which was approved by the unanimous votes of the Directors and stockholders on August 4, 1994, and amended on August 15, 1996, May 20, 1999, and July 27, 2000. As so established and approved, this Plan shall be known as the Covenant Transport, Inc. Incentive Stock Plan.

        1.3  Administration:


                  a. The Plan shall be administered by the Board of Directors or a committee as appointed from time-to-time by the Board of Directors
         (the Board of Directors or the committee is hereinafter collectively referred to as the "Committee"). For all transactions involving Section 16 "insiders" (i.e., executive officers, directors, and more than 10% stockholders), any Committee shall consist of at least two members, all members must also be members of the Board of Directors, and the members of such Committee, with respect to any award, shall be Directors who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act") or any similar rule which may subsequently be in effect ("Rule 16b-3").


                b. The Committee shall have the sole and complete authority to select the employees to whom grants will be made ("Participants"), make Awards (as defined in Section 1.5) in such forms and amounts as it shall determine, impose such limitations, restrictions and conditions upon such Awards as it shall determine, construe and implement the provisions of the Plan and adopt, amend or rescind administrative guidelines relating to the Plan, correct any defect or omission or reconcile any inconsistency in this Plan or in any Award granted hereunder, and make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Corporation, stockholders, Participants and all other persons. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

                c. To the extent that any such action would not contravene Rule 16b-3, the Committee may delegate any of its authority hereunder to such persons as it deems appropriate.

        1.4 Eligibility for Participation: Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Corporation and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Corporation. In making this selection and in determining the form and amount of Awards, the Committee shall consider any factors it deems relevant, including the individual's functions and responsibilities, the value of his or her service to the Corporation and potential contributions to the Corporation's profitability and sound growth.

        1.5 Types of Awards Under Plan: Awards under the Plan may be in the form of any one or more of the following: as described in Article II, Incentive Stock Options ("ISOs") and Non-statutory Stock Options ("NSOs"); as described in
Article III,  Restricted  Stock  Awards  ("Restricted  Stock");  as described in
Article IV, Reload Options; and as described in Article V, Other Stock Based Awards and Other Benefits (all collectively "Awards"). ISOs, NSOs and Reload Options are referred to individually as "Option" or Collectively as "Options."

        1.6 Shares Subject to Plan: The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be Two Million Three Hundred Thousand (2,300,000).

                a. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Common Stock, recapitalization, merger, consolidation or other event, the shares of Common Stock authorized hereunder and outstanding Awards, as applicable, shall be proportionately adjusted by the Committee in its sole discretion and any such judgment shall be binding and conclusive on all persons. Provided, however, in the case of ISOs, no such adjustment shall be made if the result thereof would be that the excess of the aggregate fair market value of the shares subject to the Option immediately after the adjustment over the aggregate Exercise Price of such shares is more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price of such shares, or that the new Option or the assumption of the old Option gives the Participant additional benefits which he or she did not have under the old Option.

                b. Any shares of Common Stock subject to an Option which for any reason is canceled or terminated without having been exercised, or any shares of Restricted Stock which are forfeited, shall again be available for Awards under the Plan. Fractional shares shall not be issued. The Committee will determine the manner in which fractional share value(s) will be treated. Each Award shall state the total number of shares of Common Stock subject to the Awards.

        1.7 General Definitions:

                a. The term Subsidiary shall mean, unless the context otherwise requires, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in such chain owns stock possessing at least fifty percent (50%) of the voting power in one of the other corporations in such chain. For the purpose of this section, stock ownership shall be determined in accordance with Section 424 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                b. The term Board of Directors shall mean only the Board of Directors of the Corporation. The term Director shall mean only a member of the Board of Directors.

                c. Except as limited in Section 2.7 below relating to Incentive Stock Options, as defined in Section 422 of the Code, the term disability shall have the meaning determined by the Committee in its sole discretion.

                                   ARTICLE II
                                  ISOs AND NSOs

        2.1 Award of ISOs and NSOs: The Committee may, from time-to-time, in its sole discretion and subject to such terms and conditions of this Plan and as it may prescribe, award to any Participant options to purchase Common Stock, either as a tax-qualified Option ("ISO") or as a non-statutory Option ("NSO").

        2.2 Agreements: The award of an ISO or NSO shall be evidenced by a signed agreement containing such terms and conditions as the Committee may in its sole discretion determine ("Agreement"), so long as such terms and conditions are not inconsistent with this Plan. An ISO Agreement shall specify that the Award is intended to qualify as an Incentive Stock Option, as such term is defined in Section 422 of the Code and Options issued thereunder shall comply with the applicable provisions of the Code.

        2.3 Exercise Price: The purchase price of Common Stock under each ISO or NSO (the "Exercise Price") shall be (a) with respect to ISOs, not less than the Fair Market Value of the Common Stock, on the date the ISO is awarded except that, in the case of a grantee who is a 10% or greater stockholder in the Corporation, not less than 110% of the fair market value of the Common Stock, on the date the ISO is awarded, provided that the Exercise Price shall be adjusted by the Committee with respect to Awards not already granted to remain consistent with restrictions imposed by the Code and (b) with respect to NSOs, not less than seventy percent (70%) of the Fair Market Value of the Common Stock, on the date that the NSO is awarded. In no event shall the Exercise Price of an ISO or NSO be less than the par value of the Common Stock. "Fair Market Value" means the closing price of the Common Stock on the date an Option is awarded, as such price is reported by The Nasdaq Stock Market, other over-the-counter market, or stock exchange, as applicable. If no reported quotation or sale of Common Stock takes place on the date in question, the last reported closing price of the Common Stock shall be determinative.

        2.4 Exercise and Term of Options:

                a. Options shall be exercisable at such time and subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, which need not be the same for all Participants. The Committee shall establish procedures governing the exercise of Options and shall require that written notice of exercise be given and that the Exercise Price be paid in full. In connection with any Award, the Committee may specify such vesting and forfeiture provisions as it deems appropriate. To the extent permitted by law, and consistent with Rule 16b-3, the Committee may permit a Participant, in lieu of paying the Exercise Price in full in cash, to make payment in Common Stock already owned by the Participant, or in the value of surrendered Options which are then exercisable, valued at Fair Market Value on the date of exercise, as partial or full payment of the Exercise Price. As soon as practicable after receipt of full payment, the Corporation shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

                b. Subject to such terms and conditions as the Committee may establish from time-to-time, which terms and conditions with respect to ISOs shall not be inconsistent with the applicable provisions of the Code and the Act, the Options may be exercised at any time prior to the expiration date of the Option established by the Committee at the time of the Award.

                c. Subject to the terms and conditions established by the Committee, Options may be exercised either for the total number of shares to which the Options relate or to such portion or portions thereof as the Participant shall determine. Unless otherwise provided in the Agreement, or the Code, Options may be exercised without regard to the sequence in which such Options were granted.

        2.5 Limitation on ISOs: Notwithstanding anything in the Plan to the contrary, the following additional conditions shall apply to the grant of Options which are intended to qualify as ISOs, which additional conditions may be modified from time-to-time by the Committee to remain consistent with the Code.

                a. The aggregate Fair Market Value (determined as of the date the ISO is granted) of shares of Common Stock with respect to which ISOs are first exercisable for the first time by any Participant during any calendar year (under all ISO plans of the Corporation) shall not exceed $100,000; provided that, to the extent that such limitation is exceeded, any excess Options shall be deemed to be NSOs.

                b. All ISOs must be granted within ten years of the earlier of the date on which this Plan was adopted by the Corporation's Board of Directors or the date this Plan was approved by the stockholders.

                c. Unless sooner exercised, terminated or cancelled, all ISOs shall expire no later than ten years after the date of grant or, in the case of a grantee who is a 10% or greater stockholder in the Corporation, no later than five years after the date of the grant.

                d. The Agreement shall provide that the ISO is exercisable during the Participant's lifetime only by the Participant (or the Participant's legal representative, in the event the Participant is disabled) and that the ISO is not transferable other than by will or the laws of descent and distribution.

        2.6 Death of Optionee:

                a. Upon the death of the Optionee, any ISO exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such ISO by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the ISO and one year after the Optionee's death.

                b. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any ISO's exercisable on the date of death.

        2.7 Retirement or Disability. Upon the termination of the Optionee's employment by reason of Disability or retirement, the Optionee may, within 36 months from the date of such termination of employment, exercise any ISOs to the extent such ISOs were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an ISO may not be available to an Optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent Disability (as defined in Section 22(e)(3) of the Code) or (ii) three months after the date of termination of employment due to retirement.

        2.8 Termination for Other Reasons. Except as provided in Sections 2.6 and 2.7, or except as otherwise determined by the Committee, all ISOs shall terminate upon the termination of the Optionee's employment.

                                   ARTICLE III
                             RESTRICTED STOCK AWARDS

        3.1  Awards  of  Restricted  Stock:  The  Committee  may  award  to  any
Participant shares of Common Stock which are subject to the restrictions described in this Article and such other terms and conditions as the Committee may prescribe ("Restricted Stock").

        3.2 Restricted Stock Agreement: Shares of Restricted Stock awarded shall be evidenced by a signed agreement containing such terms and conditions as the Committee may in its sole discretion determine ("Restricted Stock Agreement"), so long as such terms and conditions are not inconsistent with this Plan.

        3.3 Restriction: Except as provided in Section 3.6, at the time of an Award of Restricted Stock, the Committee shall establish in its discretion, for each Participant a vesting schedule and a period of time ("Restricted Period") during which Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except for such restrictions and subject to this Article III, the Participant shall have all rights of a stockholder with respect to such Restricted Stock. The Committee may, in its discretion, accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period or remove any or all of such restrictions, as it deems appropriate.

        3.4 Registration and Redelivery of Restricted Stock: Each certificate of Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. During the Restricted Period the Restricted Stock shall remain in the possession of the Corporation. At the end of the Restricted Period, the Corporation shall redeliver to the Participant (or the Participant's legal representative or personal representative) the certificates of Common Stock deposited pursuant to this Section. The Common Stock so delivered to the Participant shall no longer be subject to the provisions of this Article.

        3.5 Consideration For and Exchange of Restricted Stock: An Award of Restricted Stock may provide that the Participant be required to furnish such consideration for the Award as the Committee shall determine, or may be issued in exchange for past services or other legal consideration. An Award of Restricted Stock may provide that such

Restricted Stock may be exchanged during the Restriction Period for other Restricted Stock upon such terms and conditions as the Committee may permit or shall require.

        3.6 Termination of Employment: Unless the Restricted Stock Agreement otherwise provides, in the event the Participant's employment with the Corporation and/or its Subsidiaries is terminated for reasons other than death, Disability or retirement, all Restricted Stock awarded to such Participant which is still subject to restriction shall be forfeited. For the purposes of this Section the forfeiture period for each Award of Restricted Stock shall be separately calculated from the date of the Award. Unless the Restricted Stock Agreement otherwise provides, the restrictions provided in Section 3.3 shall terminate on the Participant's death, Disability or attainment of age sixty-five
(65).

                                   ARTICLE IV
                                 RELOAD OPTIONS

        4.1 Authorization of Reload Options. Concurrently with the award of any Option to any Participant in the Plan, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock up to (i) the number of shares of Common Stock used to exercise the underlying Option, and (ii) the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying
Option, in either case through the use of shares of Common Stock or vested Options. Notwithstanding the fact that the underlying Option may be an ISO, a Reload Option is not intended to qualify as an "incentive stock option" under
Section 422 of the Code.

        4.2 Reload Option Amendment. Each ISO and NSO Agreement shall state if the Committee has authorized Reload Options with respect to the underlying Options. Upon the exercise of an underlying Option, any additional Reload Option must be evidenced by an amendment to the underlying Agreement.

        4.3 Reload Exercise Price. Unless otherwise established by the Committee, the Exercise Price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date the grant of the Reload Option becomes effective.

        4.4 Term and Exercise. Each Reload Option is fully exercisable two years from the effective date of grant (or if less than two years remains until the termination of this Plan, then such Reload Option shall be exercisable within 90 days prior to termination of the Plan). The term of each Reload Option shall be equal to the remaining option term of the underlying Option.

        4.5 Termination of Employment. No additional Reload Options shall be granted to Optionees when Options are exercised pursuant to the terms of this Plan following termination of the Optionee's employment.

        4.6 Application Sections. Applicable sections regarding the manner of payment, restrictions, death, retirement and Disability of the Participant, and similar provisions relating to the underlying Option, are incorporated by reference in this Article IV as though fully set forth herein.

                                    ARTICLE V
                   OTHER STOCK BASED AWARDS AND OTHER BENEFITS

        5.1 Other Stock Based Awards: The Committee shall have the right to grant Awards valued in whole or in part by reference to, or otherwise based on, the Corporation's Common Stock ("Other Stock Based Awards") which may include, without limitation, the grant of Common Stock based on certain conditions, including short-term incentives or the issuance of Common Stock in lieu of cash under other incentive or deferred compensation programs of the Corporation. Payment under or a settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

        5.2 Other Benefits: The Committee shall have the right to provide types of Awards under this Plan in addition to those specifically, if the Committee believes that such Awards would further the purposes for which this Plan was established. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee shall determine.

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        5.3  Agreements:  Awards of Other Stock Based  Awards or Other  Benefits
shall be evidenced by a signed agreement ("Other Agreement") containing such terms and conditions as the Committee may in its sole discretion determine.

        5.4 Termination of Employment: Unless an Other Agreement otherwise provides, except in the event of the Participant's death, Disability or retirement after attaining the age 65, in the event that the Participant terminates employment with the Corporation and/or its Subsidiaries prior to the time benefits become payable pursuant to Awards of Other Stock Based Awards or Other Benefits, such Stock Based Awards and/or Other Benefits shall be immediately forfeited. Unless an Other Agreement otherwise provides, in the event of the Participant's death, Disability or retirement after attaining age 65, the Corporation shall pay to the Participant (or the Participant's legal representative or personal representative) the amount which would have been payable to the Participant had the Participant satisfied all of the requirements contained in the Other Agreement calculated as of the date of the occurrence of an event described in this sentence.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

        6.1 Non-Transferability: No Award, or agreement, or interest therein, under this Plan is transferable by the Participant other than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order. All Awards must be granted to the Participant during the Participant's lifetime. All Awards are exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative. All Awards are exercisable after the Participant's death only as specifically provided in the Plan. Any transfer contrary to this Section 6.1 shall nullify the Award.

        6.2 Acceleration Upon Certain Changes: Notwithstanding anything in the Plan to the contrary, agreements may contain change of control provisions for the benefit of the Participant as the Committee shall approve (such approval to be conclusively evidenced by the execution and delivery of such agreements to the Participants). Change of control provisions shall mean provisions to protect Participant's interest in the Plan should the Corporation, its stock or its assets, be acquired by another person or entity, or should the Participant's employment terminate in connection therewith.

        6.3 Tax Withholding: The Committee shall have sole discretion whether to withhold stock sufficient to satisfy any withholding or other tax due with respect the exercise of an Option, the vesting of Restricted Stock or any similar transaction under the Plan or to demand such amounts in cash. Any tax withholding effected in shares of Common Stock must comply with Rule 16b-3, if applicable.

        6.4 Amendment of the Plan:

                a. The Committee may, without further action by the stockholders and without receiving further consideration from the Participants, amend this Plan or condition or modify Awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

                  b. The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, provided, such termination, modification, or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an Award previously granted to him or her.

        6.5 Non-Uniform Determinations: The Committee's determinations, including without limitation, (a) the Participants' right to receive Awards, (b) the form, amount and timing of Awards, (c) the terms, conditions and provisions of Awards (including vesting and forfeiture provisions) and (d) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

        6.6 Limitations on Awards: In the case of officers and other persons subject to Section 16(b) of the Act, the Committee, in its discretion, may impose limitations upon the exercise, delivery or payment of any Award which it believes are necessary or desirable in order to comply with Section 16(b) of the Act and the rules and regulations

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

thereunder. The Committee may require any person receiving Common Stock hereunder to acknowledge that such Common Stock is being acquired for investment purposes and not with a view for resale or distribution and such Common Stock shall not be sold or transferred unless in accordance with applicable law and regulations. If the Corporation, as part of an offering of securities or otherwise, finds it desirable because of legal or regulatory requirements to reduce the period during which Options may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than fifteen (15) days' written notice to the holders thereof.

        6.7 Restrictions on Exercise: To the extent required to comply with Rule 16b-3, no Participant receiving an award under this Plan may dispose of Common Stock awarded under the Plan prior to the expiration of six months from the date of grant or dispose of an Option awarded under the Plan, or its underlying Common Stock, prior to the expiration of six months from the date of acquisition of the Option.

        6.8 Indemnification: Committee members shall be indemnified and held harmless by the Corporation from any loss, liability, or expense that may be imposed upon or incurred by such present or past Committee member in connection with or resulting from any claim, action, or proceeding in which the member is involved by reason of any action taken or failure to act under the Plan; provided such member shall give the Corporation an opportunity, at its own expense, to defend the same. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter or law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

        6.9 Rights of Participants: Nothing in the Plan shall interfere with or limit in any way the right of the Corporation and/or its Subsidiaries to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as Participant, or, having been so selected, to be selected again as a Participant.

        6.10 Requirements of Law: Awards, agreements and the issuance of shares of Common Stock shall be subject to applicable laws, rules and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. The Committee shall determine whether any Option or Common Stock issued hereunder is required to be registered under the Securities Act of 1933 or may be issued under an exemption. In its sole discretion, the Corporation may, but is not obliged to, file a registration statement covering Common Stock issued under the Plan.

        6.11 Legend on Stock Certificates: Unless Common Stock issued under the Plan has been previously registered, issued Common Stock shall bear the following or similar legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "1933 Act") or under the securities laws of any state and may not be transferred, assigned, sold or hypothecated unless a registration statement under the 1933 Act and the applicable state laws shall be in effect with respect thereto or an opinion of counsel satisfactory to the Corporation shall be received to the effect that registration under the 1933 Act and applicable state securities laws is not required."

        6.12 Effective Date: This Amended and Restated Plan was duly approved by unanimous consent of the Directors, to be effective when ratified by the stockholders. No Awards of ISOs shall be made hereunder after December 31, 2003.

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